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                                                                     EXHIBIT 5.1

           [LETTERHEAD OF REINSURANCE GROUP OF AMERICA, INCORPORATED]

                                 August 25, 2003

Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039

Ladies and Gentlemen:

         I am General Counsel and Secretary of Reinsurance Group of America, Incorporated, a Missouri corporation (the "Company"), and have acted as counsel for the Company in connection with the Registration Statement on Form S-3 (Nos.
333-    , 333-     -01 and 333-     -02 (collectively, the "Registration
Statement") filed by the Company and RGA Capital Trust III and RGA Capital Trust IV, Delaware statutory trusts (the "Trusts" and each a "Trust"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of the Company par value $0.01 per share (the "Common Stock"); (ii) warrants to purchase Common Stock (the "Common Stock Warrants"); (iii) shares of Preferred Stock of the Company par value $0.01 per share (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (iv) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"); (v) debt securities, which may be senior (the "Senior Debt Securities"), subordinated (the "Subordinated Debt Securities") or junior subordinated (the "Junior Subordinated Debt Securities") (collectively, the "Debt Securities"); (vi) warrants to purchase Debt Securities (the "Debt Security Warrants") and (vii) warrants to purchase other securities ("Other Warrants" and collectively with the Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants, the "Securities Warrants"); (viii) contracts for the purchase and sale of Common Stock, Preferred Stock, Debt Securities, Depositary Shares or Securities Warrants (the "Purchase Contracts"); and (ix) Units (the "Units") of the Company, consisting of one or more of the Purchase Contracts, Common Stock, Preferred Stock, Debt Securities, debt obligations of third parties, including U.S. Treasury Securities (the "Third Party Debt Securities"), securing the holder's obligation to purchase the Common Stock or the Preferred Stock under the Purchase Contracts, Depositary Shares, Securities Warrants or Trust Preferred Securities (as defined below). The Registration Statement also relates to the registration under the Act of trust preferred securities of the Trusts (the "Trust Preferred Securities") and guarantees of the Trust Preferred Securities by the Company (the "Guarantees"). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Guarantees, the Purchase Contracts, the Securities Warrants and the Units are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") filed pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $800,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.



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         The Senior Debt Securities thereof will be issued under a Senior
Indenture, dated as of December 19, 2001, between the Company and The Bank of New York, as Trustee (the "Senior Trustee"), as supplemented (the "Senior Indenture"). The Subordinated Debt Securities will be issued under an indenture (the "Subordinated Indenture") between the Company and the subordinated indenture trustee (the "Subordinated Indenture Trustee"). The Junior Subordinated Debt Securities will be issued under a Junior Subordinated Indenture, dated as of December 18, 2001, between the Company and The Bank of New York, as Trustee (the "Junior Subordinated Indenture"), as supplemented (the "Junior Subordinated Indenture"). The Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

         The Purchase Contracts will be issued pursuant to a purchase contract agreement (the "Purchase Contract Agreement") between the Company and the purchase contract agent (the "Purchase Contract Agent").

         The Depositary Shares will be issued pursuant to a deposit agreement between the Company and the depositary agent (the "Depositary Agent").

         The Guarantees will be issued pursuant to a guarantee agreement (the "Guarantee Agreement") between the Company and the guarantee trustee (the "Guarantee Trustee").

         The Common Stock Warrants will be issued under a common stock warrant agreement (the "Common Stock Warrant Agreement") between the Company and the common stock warrant agent. The Preferred Stock Warrants will be issued under a preferred stock warrant agreement (the "Preferred Stock Warrant Agreement") between the Company and the preferred stock warrant agent. The senior debt security warrants will be issued under a senior debt security warrant agreement (the "Senior Debt Security Warrant Agreement") among the Company, the senior debt security warrant agent and the Senior Trustee. The subordinated debt security warrants will be issued under a subordinated debt security warrant agreement (the "Subordinated Debt Security Warrant Agreement") among the Company, the subordinated debt security warrant agent and the Subordinated Indenture Trustee. The Other Warrants will be issued under a warrant agreement (the "Other Warrant Agreement") between the Company, the applicable Trustee and the warrant agent. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Senior Debt Security Warrant Agreement, the Subordinated Debt Security Warrant Agreement and the Other Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Counterparty."

         The Units will be issued under a unit agreement (the "Unit Agreement") between the Company and the unit agent (the "Unit Agent").

         In connection herewith, I have examined and relied without investigation as to matters of fact upon the Registration Statement, certificates, statements and results of inquiries of public officials and officers and representatives of the Issuer, and such other documents, corporate records, certificates and instruments as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. I have assumed the genuineness of all signatures on all documents examined by me, the legal competence and

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capacity of each person that executed documents, the authenticity of documents submitted to me as originals, and the conformity to authentic originals of documents submitted to me as certified or photocopies.

         I also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Indenture Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Indenture Trustee; (3) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debt Securities, the Junior Subordinated Indenture will be the valid and legally binding obligation of the Junior Subordinated Indenture Trustee; (4) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent; (5) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (6) at the time of the execution, issuance and delivery of the Guarantees, the Guarantee Agreement will be the valid and legally binding obligation of the Guarantee Trustee; (7) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (8) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent.

         I have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will have been duly authorized, executed and delivered by the Company;
(2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company; (3) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debt Securities, the Junior Subordinated Indenture will have been duly authorized, executed and delivered by the Company; (4) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; (5) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Company; (6) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; (7) at the time of execution, issuance and delivery of the Guarantees, the Guarantee Agreement will have been duly authorized, executed and delivered by the Company; (8) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and (9) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.



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         Based upon the foregoing, in reliance thereon and subject to the exceptions, qualifications and limitations stated herein and the effectiveness of the Registration Statement under the Act, I am of the opinion that:

         1. With respect to the Common Stock, assuming the (a) taking by the Board of Directors of the Company, a duly constituted and acting committee of such board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board"), of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of a securities warrant for conversion of a convertible Debt Security, the Common Stock will be validly issued, fully paid and nonassessable.

         2. With respect to the Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Articles of Amendment to the Articles of Incorporation of the Company and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

         3. With respect to the Receipts, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock, (b) due filing of the Articles of Amendment to the Articles of Incorporation of the Company authorizing and establishing the terms of the Preferred Stock, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement, (d) due issuance and delivery of the related Preferred Stock, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and (e) Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

         4. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board and (b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         5. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters by the Board, (b) due execution, issuance and delivery of the Guarantees upon payment of the consideration thereof provided for in

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the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Guarantee Agreement, such Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         6. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters by the Board and (b) due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         7. With respect to the Securities Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Securities Warrants, the terms of the offering thereof and related matters by the Board and (b) due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         8. With respect to the Units, assuming the (a) taking of all necessary corporate action by the Board to authorize and approve the issuance, execution and terms of any Units and the related Unit Agreements, any Purchase Contracts, any Debt Securities or any Trust Preferred Securities, in each case, which are a component of the Units, the terms of the offering thereof and related matters,
(b) taking of all necessary corporate action to authorize and approve the issuance and terms of the Third Party Debt Securities which are a component of the Units and related matters by the board of directors of each third party, a duly constituted and acting committee of such board or duly authorized officers of each third party and (c) due execution, authentication, in the case of Debt Securities and Third Party Debt Securities, issuance and delivery of (1) the Units, (2) such Purchase Contracts (3) such Debt Securities, (4) such Trust Preferred Securities and (5) such Third Party Debt Securities, in each case upon the payment of the consideration therefor provided for (i) in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, (ii) the applicable Indenture, in the case of such Debt Securities, (iii) the applicable Certificate of Trust and Trust Agreement, in the case of such Trust Preferred Securities and (iv) the applicable indenture, in the case of such Third Party Debt Securities, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         In addition to the limitations set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:



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         (a) My opinions set forth in paragraphs 3 through 8 above are subject to and limited by the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally,
(ii) general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law, (iii) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

         (b) My opinions expressed above are limited to the laws of the State of Missouri and the federal laws of the United States of America. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

         (c) You have informed me that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. I understand that prior to issuing any Securities you will afford me an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate by reason of the terms of such Securities.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                                Very truly yours,

                                                /s/ James E. Sherman

                                                James E. Sherman
                                                General Counsel and Secretary